Exhibit 99.1

FOR IMMEDIATE RELEASE:	April 23, 2015

SIMMONS FIRST ANNOUNCES 110% INCREASE IN CORE EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced record core earnings of $15.7 million for the first quarter of 2015, an increase of $8.2 million, or 110%, compared to the same quarter last year. Diluted core earnings per share were $0.70, an increase of $0.24, or 52%. Core earnings exclude $7.0 million in net after-tax expenses.

Net income was $8.7 million for the first quarter of 2015, an increase of $4.4 million, or 100%, compared to the same quarter last year. Diluted earnings per share were $0.39, an increase of $0.12, or 44%.

“We are pleased with our integration planning and execution and continue to make good progress with our efficiency initiatives, both in revenue enhancement and in expense control,” commented George A. Makris, Jr., Chairman and CEO. “We welcome our newest associates from Community First and Liberty and look forward to continued growth and profitability in their legacy markets.”

Loans

Total loans, including those acquired, were $4.6 billion at March 31, 2015, an increase of $2.3 billion, or 95.9%, compared to the same period in 2014. Legacy loans (all loans excluding acquired loans) grew $336 million, or 18.9%. Acquired loans increased by $1.9 billion, net of discounts.

Deposits

At March 31, 2015, total deposits were $6.3 billion, an increase of $2.6 billion, or 69.3%, compared to the same period in 2014. Total non-time deposits were $4.8 billion, or 76% of total deposits.

Net Interest Income

The Company’s net interest income for the first quarter of 2015 was $53.0 million, an increase of $11.4 million, or 27.5%, from the same period of 2014. This increase was driven by growth in the legacy loan portfolio and earning assets acquired through the Delta Trust, Community First and Liberty transactions. Net interest margin was 4.34% for the quarter ended March 31, 2015, a 20 basis point decline from the same quarter of 2014.

Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the acquired loans. Each quarter, the Company estimates the cash flows expected to be collected from the acquired loans, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loans. This resulted in increased interest income recognized during the quarter on certain loans and interest income that is spread on a level-yield basis over the remaining expected lives of the loans or loan pools. For loans covered under loss sharing agreements with the FDIC, the increases in expected cash flows also reduce the amount of expected reimbursements, which are recorded as indemnification assets.

P.O. BOX 7009    501 MAIN STREET     PINE BLUFF, ARKANSAS 71611-7009   (870) 541-1000       www.simmonsfirst.com

The impact of the adjustments on the Company’s financial results for the current reporting period is shown below:

(In thousands)	Three Months Ended March 31
	2015	2014
Impact on net interest income	$6,102	$7,391
Non-interest income	(2,745)	(7,441)
Net impact to pre-tax income	$3,357	$(50)

Because these adjustments will be recognized over the remaining lives of the loans and the remainder of the loss sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $14.3 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $6.6 million. Of the remaining adjustments, we expect to recognize $6.2 million of interest income and a $5.6 million reduction of non-interest income, for a net increase to pre-tax income of approximately $0.6 million during the remainder of 2015. The accretable yield adjustments recorded in future periods will change as the Company continues to evaluate expected cash flows from the acquired loans.

Non-Interest Income

Non-interest income for the first quarter was $18.5 million, an increase of $9.3 million compared to the first quarter of 2014. Losses on FDIC covered assets decreased $4.7 million primarily due to lower indemnification asset amortization. The remaining increase in non-interest income was primarily due to additional trust income, service charge and fee income, mortgage lending and investment banking income resulting from the acquisitions.

Non-Interest Expense

Non-interest expense for the first quarter of 2015 was $57.4 million, an increase of $12.8 million compared to the same period in 2014. Included in the quarter were $10.4 million of various merger related costs for the Company’s acquisition of Liberty and Community First. During the first quarter of 2014, the Company recorded $5.2 million in merger related and branch right sizing costs, resulting in an increase in merger related expenses of $5.2 million. The remaining increase in non-interest expense was primarily due to incremental operating expenses of the acquired Delta Trust, Community First and Liberty franchises.

Asset Quality

Beginning in 2010, the Company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the Company for 80% of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the Company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At March 31, 2015, acquired loans covered by loss share were carried at $102 million, OREO covered by loss share was carried at $12 million and the FDIC loss share indemnification asset was carried at $16 million. Acquired loans and OREO not covered by loss share were carried at $2.4 billion and $31 million, respectively. As a result of using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

“At March 31, 2015, the allowance for loan losses was $29.2 million on legacy loans and $1.0 million on covered loans, and the loan credit mark was $96.0 million, for a total of $126.2 million of coverage. This equates to a total coverage ratio of 2.7% of gross loans. The ratio of credit mark and related allowance to acquired loans was 3.7%,” explained Makris. The Company's allowance for loan losses at March 31, 2015, was 1.38% of total loans and 194% of non-performing loans. Non-performing loans as a percent of total loans were 0.71%. For the first quarter, the annualized net charge-off ratio, excluding credit cards, was 0.09%, and the annualized credit card charge-off ratio was 1.32%.

Capital

At March 31, 2015, stockholders' equity was $1.0 billion, book value per share was $33.96 and tangible book value per share was $21.82. The Company's ratio of stockholders' equity to total assets was 13.0% and its ratio of tangible common equity to tangible assets was 8.3%.

Simmons First National Corporation

Simmons First National Corporation is an Arkansas based financial holding company with total assets of $7.8 billion and conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee. The Company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Conference Call

Management will conduct a conference call to review this information beginning at 3:00 p.m. Central Time on Thursday, April 23, 2015. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 15375652. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$108,424	$54,347	$73,554	$44,805	$48,018
Interest bearing balances due from banks	423,986	281,562	210,742	377,855	474,118
Federal funds sold	178,418	-	10,000	-	-
Cash and cash equivalents	710,828	335,909	294,296	422,660	522,136
Investment securities - held-to-maturity	758,682	777,587	822,730	799,963	776,615
Investment securities - available-for-sale	851,124	305,283	317,473	270,336	264,974
Mortgage loans held for sale	25,513	21,265	22,003	20,409	16,717
Assets held in trading accounts	6,528	6,987	6,819	6,881	6,865
Loans:
Legacy loans	2,115,380	2,053,721	1,963,378	1,868,842	1,779,609
Allowance for loan losses	(29,183)	(29,028)	(27,076)	(27,530)	(26,983)
Loans acquired, not covered by FDIC loss share
(net of discount)	2,418,440	575,980	676,056	398,967	450,289
Loans acquired, covered by FDIC loss share
(net of discount and allowance)	102,468	106,933	118,158	121,524	137,879
Net loans	4,607,105	2,707,606	2,730,516	2,361,803	2,340,794
FDIC indemnification asset	15,965	22,663	25,694	30,508	39,239
Premises and equipment	200,091	122,966	115,639	113,541	111,888
Premises held for sale	-	6,126	15,856	14,145	23,779
Foreclosed assets not covered by FDIC loss share	50,723	44,856	50,770	53,342	57,476
Foreclosed assets covered by FDIC loss share	12,010	11,793	15,212	16,951	18,171
Interest receivable	24,719	16,774	18,006	14,254	15,102
Bank owned life insurance	117,296	77,592	75,357	61,115	60,714
Goodwill	314,643	108,095	108,095	78,529	78,529
Other intangible assets	47,887	22,526	22,988	14,094	14,519
Other assets	74,710	55,326	49,768	47,310	49,129
Total assets	$7,817,824	$4,643,354	$4,691,222	$4,325,841	$4,396,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$1,123,966	$889,260	$884,064	$838,543	$838,050
Interest bearing transaction accounts and savings deposits	3,627,870	2,006,271	1,984,422	1,784,040	1,793,330
Time deposits less than $100,000	1,058,602	530,890	565,957	559,597	589,798
Time deposits greater than $100,000	464,270	434,297	474,472	459,545	485,870
Total deposits	6,274,708	3,860,718	3,908,915	3,641,725	3,707,048
Federal funds purchased and securities sold
under agreements to repurchase	111,484	110,586	112,977	98,226	104,643
Other borrowings	285,060	114,682	123,396	115,602	116,970
Subordinated debentures	62,994	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	69,841	42,429	41,309	35,533	40,694
Total liabilities	6,804,087	4,149,035	4,207,217	3,911,706	3,989,975

Stockholders' equity:
Preferred stock	30,852	-	-	-	-
Common stock	299	181	180	163	163
Surplus	444,366	156,568	155,592	90,010	89,274
Undivided profits	536,365	338,906	330,185	325,371	319,354
Accumulated other comprehensive income (loss)
Unrealized appreciation (depreciation) on AFS securities	1,855	(1,336)	(1,952)	(1,409)	(2,119)
Total stockholders' equity	1,013,737	494,319	484,005	414,135	406,672
Total liabilities and stockholders' equity	$7,817,824	$4,643,354	$4,691,222	$4,325,841	$4,396,647

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$68,322	$54,485	$50,980	$44,671	$68,770
Interest bearing balances due from banks	371,195	299,054	288,258	456,931	507,936
Federal funds sold	56,846	6,486	6,794	985	385
Cash and cash equivalents	496,363	360,025	346,032	502,587	577,091
Investment securities - held-to-maturity	771,664	806,069	810,085	782,900	749,126
Investment securities - available-for-sale	513,843	318,879	300,927	265,194	223,203
Mortgage loans held for sale	14,655	17,241	24,942	15,299	6,668
Assets held in trading accounts	6,782	6,848	6,841	6,850	7,212
Loans:
Legacy loans	2,084,551	2,008,550	1,917,155	1,817,429	1,719,294
Allowance for loan losses	(30,072)	(28,474)	(27,470)	(27,287)	(27,771)
Loans acquired, not covered by FDIC loss share
(net of discount)	1,197,601	620,505	481,658	418,515	505,031
Loans acquired, covered by FDIC loss share
(net of discount and allowance)	104,701	111,618	119,372	128,099	142,777
Net loans	3,356,781	2,712,199	2,490,715	2,336,756	2,339,331
FDIC indemnification asset	21,515	24,457	28,311	35,940	46,154
Premises and equipment	150,564	117,018	115,577	112,994	119,626
Premises held for sale	6,126	6,794	12,521	21,142	19,514
Foreclosed assets not covered by FDIC loss share	44,059	48,745	51,097	55,304	63,453
Foreclosed assets covered by FDIC loss share	11,902	13,964	16,073	18,330	19,901
Interest receivable	19,181	17,738	15,743	15,076	14,882
Bank owned life insurance	91,760	76,578	63,798	60,895	60,552
Goodwill	175,901	109,837	88,590	78,529	78,901
Other intangible assets	31,102	17,748	15,321	14,299	14,765
Other assets	58,536	50,566	52,234	48,583	45,458
Total assets	$5,770,734	$4,704,706	$4,438,807	$4,370,678	$4,385,837

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$946,979	$895,470	$828,340	$823,552	$735,101
Interest bearing transaction accounts and savings deposits	2,601,046	2,010,827	1,869,095	1,810,436	1,854,510
Time deposits less than $100,000	715,710	545,986	555,837	577,856	601,046
Time deposits greater than $100,000	438,782	458,117	457,489	472,009	495,574
Total deposits	4,702,517	3,910,400	3,710,761	3,683,853	3,686,231
Federal funds purchased and securities sold
under agreements to repurchase	121,568	117,661	108,357	101,537	115,018
Other borrowings	183,953	121,691	117,664	116,082	117,588
Subordinated debentures	35,686	20,620	20,620	20,620	20,620
Accrued interest and other liabilities	43,825	38,869	38,950	34,637	36,967
Total liabilities	5,087,549	4,209,241	3,996,352	3,956,729	3,976,424
Total stockholders' equity	683,185	495,465	442,455	413,949	409,413
Total liabilities and stockholders' equity	$5,770,734	$4,704,706	$4,438,807	$4,370,678	$4,385,837

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
(in thousands, except per share data)
INTEREST INCOME
Loans	$50,986	$45,248	$40,082	$38,622	$40,131
Federal funds sold	29	13	12	2	1
Investment securities	5,879	5,325	4,717	4,766	4,549
Mortgage loans held for sale	148	188	269	168	69
Assets held in trading accounts	3	4	3	5	5
Interest bearing balances due from banks	210	167	132	279	279
TOTAL INTEREST INCOME	57,255	50,945	45,215	43,842	45,034
INTEREST EXPENSE
Time deposits	1,596	1,470	1,461	1,515	1,577
Other deposits	1,348	872	771	720	692
Federal funds purchased and securities
sold under agreements to repurchase	64	61	55	31	53
Other borrowings	1,051	992	996	988	1,010
Subordinated debentures	234	160	160	160	157
TOTAL INTEREST EXPENSE	4,293	3,555	3,443	3,414	3,489
NET INTEREST INCOME	52,962	47,390	41,772	40,428	41,545
Provision for loan losses	1,171	3,607	1,128	1,602	908
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	51,791	43,783	40,644	38,826	40,637
NON-INTEREST INCOME
Trust income	2,251	2,182	1,838	1,553	1,537
Service charges on deposit accounts	6,363	6,552	6,238	6,792	6,068
Other service charges and fees	1,827	1,083	808	859	823
Mortgage lending income	2,262	1,457	1,812	1,262	810
Investment banking income	894	451	284	154	181
Credit card fees	5,648	5,653	5,769	5,801	5,643
Bank owned life insurance income	572	727	411	377	330
Gain on sale of securities, net	(38)	(12)	(18)	38	-
Net (loss) gain on assets covered by FDIC loss share agreements	(2,671)	(3,013)	(3,744)	(6,268)	(7,370)
Other income	1,390	6,424	2,637	4,820	1,176
TOTAL NON-INTEREST INCOME	18,498	21,504	16,035	15,388	9,198
NON-INTEREST EXPENSE
Salaries and employee benefits	26,771	25,126	20,892	20,982	22,464
Occupancy expense, net	3,557	2,494	3,204	3,285	3,890
Furniture and equipment expense	3,268	2,732	2,363	2,215	2,014
Other real estate and foreclosure expense	381	1,395	1,864	375	873
Deposit insurance	870	724	877	1,085	668
Merger related costs	10,419	1,214	3,628	1,354	1,272
Other operating expenses	12,106	13,294	11,526	10,546	13,370
TOTAL NON-INTEREST EXPENSE	57,372	46,979	44,354	39,842	44,551
NET INCOME BEFORE INCOME TAXES	12,917	18,308	12,325	14,372	5,284
Provision for income taxes	4,182	5,669	3,537	4,464	932
NET INCOME	8,735	12,639	8,788	9,908	4,352
Preferred stock dividends	26	-	-	-	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$8,709	$12,639	$8,788	$9,908	$4,352
BASIC EARNINGS PER SHARE	$0.39	$0.72	$0.52	$0.61	$0.27
DILUTED EARNINGS PER SHARE	$0.39	$0.72	$0.52	$0.60	$0.27

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
($ in thousands)
Tier 1 capital
Stockholders' equity	$1,013,737	$494,319	$482,642	$414,135	$406,672
Trust preferred securities, net allowable	61,410	20,000	20,000	20,000	20,000
Disallowed intangible assets, net of deferred tax	(344,140)	(112,545)	(109,698)	(74,003)	(74,477)
Unrealized (gain) loss on AFS securities	(1,855)	1,336	1,952	1,409	2,119
Other	(4,789)	-	-	-	-
Total Tier 1 capital	724,363	403,110	394,896	361,541	354,314

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	-	2	-	47	42
Qualifying allowance for loan losses and
reserve for unfunded commitments	32,600	32,073	29,167	29,621	28,846
Total Tier 2 capital	32,600	32,075	29,167	29,668	28,888
Total risk-based capital	$756,963	$435,185	$424,063	$391,209	$383,202

Common equity
Tier 1 capital	$724,363
Less: Non-cumulative prefered stock	(30,852)
Less: Trust preferred securities	(61,410)
Total common equity	$632,101

Risk weighted assets	$4,659,065	$3,002,270	$3,063,801	$2,652,474	$2,651,970

Adjusted average assets for leverage ratio	$5,428,706	$4,593,924	$4,331,488	$4,299,379	$4,315,279

Ratios at end of quarter
Equity to assets	12.97%	10.65%	10.29%	9.57%	9.25%
Tangible common equity to tangible assets	8.32%	8.06%	7.78%	7.59%	7.29%
Common equity Tier 1 ratio (CET1)	13.57%
Tier 1 leverage ratio	13.34%	8.77%	9.12%	8.41%	8.21%
Tier 1 risk-based capital ratio	15.55%	13.43%	12.89%	13.63%	13.36%
Total risk-based capital ratio	16.25%	14.50%	13.84%	14.75%	14.45%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$171,413	$185,380	$175,822	$176,239	$172,609
Student loans	-	-	-	398	24,415
Other consumer	107,486	103,402	105,508	105,998	104,185
Total consumer	278,899	288,782	281,330	282,635	301,209
Real Estate
Construction	178,929	181,968	163,364	163,412	168,147
Single-family residential	467,671	455,563	436,925	417,187	402,588
Other commercial	755,701	714,797	681,848	653,734	644,772
Total real estate	1,402,301	1,352,328	1,282,137	1,234,333	1,215,507
Commercial
Commercial	324,815	291,820	249,186	233,510	186,303
Agricultural	105,228	115,658	145,157	111,567	72,239
Total commercial	430,043	407,478	394,343	345,077	258,542
Other	4,137	5,133	5,568	6,796	4,351
Total Loans	$2,115,380	$2,053,721	$1,963,378	$1,868,841	$1,779,609

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$390,625	$418,914	$455,827	$449,201	$425,616
Mortgage-backed securities	28,535	29,743	30,954	32,204	33,323
State and political subdivisions	338,575	328,310	335,329	317,938	317,056
Other securities	947	620	620	620	620
Total held-to-maturity	758,682	777,587	822,730	799,963	776,615
Available-for-Sale
U.S. Treasury	$4,008	$3,992	$3,991	$3,994	$3,981
U.S. Government agencies	346,315	272,816	280,321	238,411	231,949
Mortgage-backed securities	312,011	1,572	32	1,958	1,833
State and political subdivisions	157,193	6,540	8,903	6,920	7,367
FHLB stock	15,256	5,126	5,623	4,966	5,168
Other securities	16,341	15,237	18,603	14,087	14,676
Total available-for-sale	851,124	305,283	317,473	270,336	264,974
Total investment securities	$1,609,806	$1,082,870	$1,140,203	$1,070,299	$1,041,589

Investment Securities - QTD Average
Taxable securities	$893,946	$782,062	$781,685	$722,084	$649,329
Tax exempt securities	391,561	342,886	329,327	326,010	323,000
Total investment securities - QTD average	$1,285,507	$1,124,948	$1,111,012	$1,048,094	$972,329

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
($ in thousands)
LOANS
Legacy loans	$2,115,380	$2,053,721	$1,963,378	$1,868,841	$1,779,609
Allowance for loan losses (legacy loans)	(29,183)	(29,028)	(27,076)	(27,530)	(26,983)
Legacy loans (net of allowance)	2,086,197	2,024,693	1,936,302	1,841,311	1,752,626
Loans acquired, not covered by FDIC loss share	2,491,316	621,020	733,914	445,515	495,915
Credit discount	(72,876)	(45,040)	(57,858)	(46,548)	(45,626)
Loans acquired, not covered (net of discount)	2,418,440	575,980	676,056	398,967	450,289
Loans acquired, covered by FDIC loss share	126,629	140,038	154,183	163,775	188,755
Credit discount	(23,207)	(32,151)	(36,025)	(42,251)	(50,876)
Allowance for loan losses (acquired covered loans)	(954)	(954)	-	-	-
Loans acquired, covered (net of discount and allowance)	102,468	106,933	118,158	121,524	137,879
Net loans	$4,607,105	$2,707,606	$2,730,516	$2,361,802	$2,340,794

Loan Coverage Ratios
Allowance for loan losses to legacy loans	1.38%	1.41%	1.38%	1.47%	1.52%

Discount for credit losses on loans acquired, not covered,
to total loans acquired, not covered, plus discount for
credit losses on loans acquired, not covered	2.93%	7.25%	7.88%	10.45%	9.20%

Discount for credit losses on loans acquired, covered,
to total loans acquired, covered, plus discount for
credit losses on loans acquired, covered	19.08%	23.64%	23.37%	25.80%	26.95%

Total allowance and credit coverage	2.67%	3.81%	4.24%	4.69%	5.01%

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$29,028	$27,076	$27,530	$26,983	$27,442
Loans charged off
Credit cards	785	859	788	725	816
Other consumer	220	781	648	426	148
Real estate	293	200	534	1,144	1,035
Commercial	245	310	474	186	82
Total loans charged off	1,543	2,150	2,444	2,481	2,081

Recoveries of loans previously charged off
Credit cards	213	220	190	215	271
Other consumer	133	94	122	133	121
Real estate	12	56	379	1,062	308
Commercial	169	125	171	16	14
Total recoveries	527	495	862	1,426	714
Net loans charged off	1,016	1,655	1,582	1,055	1,367
Provision for loan losses	1,171	3,607	1,128	1,602	908
Balance, end of quarter	$29,183	$29,028	$27,076	$27,530	$26,983

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$12,460	$10,152	$9,374	$8,166	$8,075
Commercial	1,650	1,481	1,174	1,110	1,054
Consumer	401	405	664	877	883
Total nonaccrual loans	14,511	12,038	11,212	10,153	10,012
Loans past due 90 days or more
Government guaranteed student loans	-	-	-	323	1,965
Other loans	498	961	713	757	517
Total loans past due 90 days or more	498	961	713	1,080	2,482
Total non-performing loans	15,009	12,999	11,925	11,233	12,494
Other non-performing assets
Foreclosed assets held for sale	19,644	11,803	13,167	16,745	17,357
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	31,079	33,053	37,603	36,597	40,119
Other non-performing assets	215	97	72	80	60
Total other non-performing assets	50,938	44,953	50,842	53,422	57,536
Total non-performing assets	$65,947	$57,952	$62,767	$64,655	$70,030
Performing TDRs (troubled debt restructurings)	$2,227	$2,233	$2,234	$2,776	$8,655

Ratios (1) (2)
Allowance for loan losses to total loans	1.38%	1.41%	1.38%	1.47%	1.52%
Allowance for loan losses to non-performing loans	194%	223%	227%	245%	216%
Non-performing loans to total loans	0.71%	0.63%	0.61%	0.60%	0.70%
Non-performing assets (including performing TDRs)
to total assets	0.87%	1.30%	1.39%	1.56%	1.79%
Non-performing assets to total assets	0.84%	1.25%	1.34%	1.49%	1.59%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	0.84%	1.25%	1.34%	1.49%	1.55%
Annualized net charge offs to total loans	0.20%	0.33%	0.33%	0.23%	0.32%
Annualized net credit card charge offs to
total credit card loans	1.32%	1.41%	1.31%	1.14%	1.20%
Annualized net charge offs to total loans
(excluding credit cards)	0.09%	0.22%	0.22%	0.13%	0.22%
Past due loans >30 days (excluding nonaccrual)	0.37%	0.48%	0.33%	0.34%	0.61%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.37%	0.48%	0.33%	0.32%	0.45%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.
(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014

ASSETS

Earning Assets
Interest bearing balances due from banks	0.23%	0.22%	0.18%	0.24%	0.22%
Investment securities	2.44%	2.49%	2.29%	2.47%	2.60%
Mortgage loans held for sale	4.10%	4.33%	4.28%	4.40%	4.20%
Assets held in trading accounts	0.18%	0.23%	0.17%	0.29%	0.28%
Loans, including acquired loans	6.11%	6.55%	6.32%	6.55%	6.88%
Total interest earning assets	4.68%	4.98%	4.71%	4.69%	4.91%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.21%	0.17%	0.16%	0.16%	0.15%
Time deposits	0.56%	0.58%	0.57%	0.58%	0.58%
Total interest bearing deposits	0.32%	0.31%	0.31%	0.31%	0.31%
Federal funds purchased and securities
sold under agreement to repurchase	0.21%	0.21%	0.20%	0.12%	0.19%
Other borrowings	2.32%	3.23%	3.36%	3.41%	3.48%
Subordinated debentures	2.66%	3.08%	3.08%	3.11%	3.09%
Total interest bearing liabilities	0.42%	0.43%	0.44%	0.44%	0.44%

NET INTEREST MARGIN/SPREAD

Net interest spread	4.26%	4.55%	4.27%	4.25%	4.47%
Net interest margin - quarter-to-date	4.34%	4.65%	4.36%	4.34%	4.54%
Net interest margin - year-to-date	4.34%	4.47%	4.41%	4.44%	4.54%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
($ in thousands, except share data)
QUARTER-TO-DATE
Diluted earnings per share	$0.39	$0.72	$0.52	$0.60	$0.27
Core earnings (excludes nonrecurring items) (non-GAAP)	15,700	11,387	10,684	9,153	7,482
Diluted core earnings per share (non-GAAP)	0.70	0.64	0.63	0.56	0.46
Cash dividends declared per common share	0.23	0.22	0.22	0.22	0.22
Cash dividends declared - amount	6,864	3,965	3,954	3,589	3,575
Return on average stockholders' equity	5.17%	10.12%	7.88%	9.60%	4.31%
Return on tangible equity	7.88%	14.00%	10.62%	12.72%	5.94%
Return on average assets	0.61%	1.07%	0.79%	0.91%	0.40%
Net interest margin (FTE)	4.34%	4.65%	4.36%	4.34%	4.54%
Core efficiency ratio (non-GAAP)	62.24%	64.32%	64.89%	68.15%	72.61%
FTE adjustment - investments	1,846	1,744	1,695	1,687	1,682
FTE adjustment - loans	11	7	7	8	10
Amortization of intangibles	899	565	454	452	453
Amortization of intangibles, net of taxes	546	343	276	275	275
Average shares outstanding	22,258,221	18,031,669	16,873,504	16,318,003	16,270,149
Average earning assets	5,121,838	4,195,250	3,956,032	3,892,202	3,861,632
Average interest bearing liabilities	4,096,745	3,274,902	3,129,062	3,098,540	3,204,356

YEAR-TO-DATE
Diluted earnings per share	$0.39	$2.11	$1.39	$0.87	$0.27
Core earnings (excludes nonrecurring items) (non-GAAP)	15,700	38,706	27,319	16,635	7,482
Diluted core earnings per share (non-GAAP)	0.70	2.29	1.65	1.02	0.46
Cash dividends declared per common share	0.23	0.88	0.66	0.44	0.22
Cash dividends declared - amount	6,864	15,083	11,118	7,164	3,575
Return on average stockholders' equity	5.17%	8.11%	7.30%	6.95%	4.31%
Return on tangible equity	7.88%	10.99%	9.82%	9.33%	5.94%
Return on average assets	0.61%	0.80%	0.70%	0.65%	0.40%
Net interest margin (FTE)	4.34%	4.47%	4.41%	4.44%	4.54%
Core efficiency ratio (non-GAAP)	62.24%	67.22%	68.41%	70.35%	72.61%
FTE adjustment - investments	1,846	6,808	5,064	3,369	1,682
FTE adjustment - loans	11	32	25	18	10
Amortization of intangibles	899	1,979	1,359	905	453
Amortization of intangibles, net of taxes	546	1,203	826	550	275
Average shares outstanding	22,258,221	16,878,766	16,489,429	16,294,208	16,270,149
Average diluted shares outstanding	22,350,272	16,922,026	16,532,689	16,336,901	16,309,868
Average earning assets	5,121,838	3,975,903	3,903,290	3,876,918	3,861,632
Average interest bearing liabilities	4,096,745	3,176,716	3,143,984	3,151,446	3,204,356

END OF PERIOD
Book value per share	$33.96	$27.38	$26.82	$25.36	$24.93
Tangible book value per share	21.82	20.15	19.72	19.69	19.23
Shares outstanding	29,850,034	18,052,488	17,992,261	16,331,341	16,311,263
Full-time equivalent employees	2,076	1,338	1,397	1,281	1,321
Total number of financial centers	164	109	113	104	104
Parent company only - investment in subsidiaries	1,032,444	522,841	516,801	449,591	453,067
Parent company only - intangible assets	133	133	133	133	133

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Mar 31	Dec 31	Sep 30	Jun 30	Mar 31
(Unaudited)	2015	2014	2014	2014	2014
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$8,709	$12,639	$8,788	$9,908	$4,352
Nonrecurring items
Gain on sale of merchant services	-	-	-	(1,000)	-
Merger related costs	10,419	1,218	3,628	1,354	1,272
Change-in-control payments	-	885
Branch right sizing	35	(4,221)	(705)	(2,011)	3,878
Charter consolidation costs	-	42	196	414	-
Tax effect (1)	(3,463)	824	(1,223)	488	(2,020)
Net nonrecurring items	6,991	(1,252)	1,896	(755)	3,130
Core earnings (non-GAAP)	$15,700	$11,387	$10,684	$9,153	$7,482

Diluted earnings per share	$0.39	$0.72	$0.52	$0.60	$0.27
Nonrecurring items
Gain on sale of merchant services	-	-	-	(0.06)	-
Merger related costs	0.47	0.07	0.21	0.08	0.08
Change-in-control payments	-	0.05
Branch right sizing	-	(0.24)	(0.04)	(0.12)	0.24
Charter consolidation costs	-	-	0.01	0.03	-
Tax effect (1)	(0.16)	0.04	(0.07)	0.03	(0.13)
Net nonrecurring items	0.31	(0.08)	0.11	(0.04)	0.19
Diluted core earnings per share (non-GAAP)	$0.70	$0.64	$0.63	$0.56	$0.46

YEAR-TO-DATE
Net Income	$8,709	$35,687	$23,049	$14,261	$4,352
Nonrecurring items
Gain on sale of merchant services	-	(1,000)	(1,000)	(1,000)	-
Merger related costs	10,419	7,472	6,254	2,626	1,272
Change-in-control payments	-	885
Branch right sizing	35	(3,059)	1,162	1,867	3,878
Charter consolidation costs	-	652	610	414	-
Tax effect (1)	(3,463)	(1,931)	(2,745)	(1,533)	(2,020)
Net nonrecurring items	6,991	3,019	4,281	2,374	3,130
Core earnings (non-GAAP)	$15,700	$38,706	$27,330	$16,635	$7,482

Diluted earnings per share	$0.39	$2.11	$1.39	$0.87	$0.27
Nonrecurring items
Gain on sale of merchant services	-	(0.06)	(0.06)	(0.06)	-
Merger related costs	0.47	0.44	0.37	0.16	0.08
Change-in-control payments	-	0.05
Branch right sizing	-	(0.16)	0.08	0.12	0.24
Charter consolidation costs	-	0.04	0.04	0.03	-
Tax effect (1)	(0.16)	(0.13)	(0.17)	(0.10)	(0.13)
Net nonrecurring items	0.31	0.18	0.26	0.15	0.19
Diluted core earnings per share (non-GAAP)	$0.70	$2.29	$1.65	$1.02	$0.46

(1) Effective tax rate of 39.225%, adjusted for non-deductible merger related costs.